Exhibit 99.1

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED ABBREVIATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015 AND 2014 AND FOR EACH OF THE TWO YEARS IN THE

PERIOD ENDED DECEMBER 31, 2015

(WITH REPORT OF INDEPENDENT AUDITORS)

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

TABLE OF CONTENTS

Page

Report of Independent Auditors	1

CCR 2016 Carve-out Transactions – Production and Distribution Combined Abbreviated Financial Statements

Combined Statements of Net Revenues and Direct Operating Expenses	2

Combined Statements of Assets Acquired and Liabilities Assumed	3

Notes to Combined Abbreviated Financial Statements	4

Report of Independent Auditors

The Board of Directors of The Coca-Cola Company

We have audited the accompanying combined abbreviated financial statements of CCR 2016 Carve-out Transactions – Production and Distribution, a business of The Coca-Cola Company, which comprise the combined statements of assets acquired and liabilities assumed as of December 31, 2015 and 2014, and the related combined statements of net revenues and direct operating expenses for the years then ended, and the related notes to the combined abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined statements of assets acquired and liabilities assumed of the CCR 2016 Carve-out Transactions – Production and Distribution at December 31, 2015 and 2014, and the related combined statements of net revenues and direct operating expenses for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, GA
January 5, 2017

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF NET REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31,	2015	2014
(In thousands)
NET REVENUES	$922,661	$807,464
Cost of goods sold	625,880	527,548

GROSS PROFIT	296,781	279,916

Selling, general and administrative expenses	268,220	265,772

NET REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$28,561	$14,144

The accompanying notes are an integral part of these combined abbreviated financial statements.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

December 31,	2015	2014
(In thousands)
ASSETS ACQUIRED
CURRENT ASSETS
Cash	$719	$744
Inventories	51,473	45,763
Prepaid and other current assets	2,814	2,749

TOTAL CURRENT ASSETS	55,006	49,256

Property, plant and equipment, net	260,935	267,635
Intangible assets, net	441,433	378,329
Other non-current assets	74	157

TOTAL ASSETS	757,448	695,377

LIABILITIES ASSUMED
Cooperative trade marketing (“CTM”) liability	38,858	39,533
Accrued expenses	1,378	1,987
Deposit liabilities	3,703	1,719

TOTAL CURRENT LIABILITIES	43,939	43,239

Other non-current liabilities	469	98

ASSETS ACQUIRED AND LIABILITIES ASSUMED, NET	$713,040	$652,040

The accompanying notes are an integral part of these combined abbreviated financial statements.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

NOTE 1: DESCRIPTION OF TRANSACTIONS, DESCRIPTION OF THE BUSINESS, AND BASIS OF PRESENTATION

Description of Transaction

On September 23, 2015, Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company (the “Company” or “KO”), entered into an asset purchase agreement (the “September 2015 APA”) with Coca-Cola Bottling Co. Consolidated (“CCBCC”) in conjunction with implementing a new beverage partnership model in North America. Pursuant to the September 2015 APA, the Company agreed to refranchise the bottling and distribution rights for Company products in certain territories that were previously managed by CCR to CCBCC, including: (i) eastern northern Virginia, (ii) the entire state of Maryland, (iii) the District of Columbia, and (iv) parts of Delaware, North Carolina, Pennsylvania and West Virginia. The transfer of rights to CCBCC pursuant to the September 2015 APA was closed in two steps as follows:

•	distribution rights and related assets in Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia on January 29, 2016, and Alexandria, Virginia and Capitol Heights and La Plata, Maryland on April 1, 2016; and

•	distribution rights and related assets in Baltimore, Hagerstown and Cumberland, Maryland on April 29, 2016.

On October 30, 2015, CCR and CCBCC entered into an asset purchase agreement (the “October 2015 APA”) for the Manufacturing Assets that comprise the three Regional Manufacturing Facilities located in Sandston, Virginia; Silver Spring, Maryland; and Baltimore, Maryland. The transfer of rights to CCBCC pursuant to the October 2015 APA was closed in two steps as follows:

•	the Sandston, Virginia manufacturing facility and related manufacturing assets on January 29, 2016; and

•	the Silver Spring, Maryland and Baltimore, Maryland manufacturing facilities and related manufacturing assets on April 29, 2016.

On September 1, 2016, CCR entered into the following two definitive agreements with CCBCC: (i) an asset purchase agreement (the “September 2016 Distribution APA”) that provides for the transfer of certain territory distribution rights and related tangible assets; and (ii) another asset purchase agreement (the “September 2016 Manufacturing APA”) that provides for the transfer of certain manufacturing rights for KO products and three manufacturing facilities.

On October 28, 2016, CCR closed on the following transfer of rights to CCBCC as part of the September 2016 Distribution APA and the September 2016 Manufacturing APA:

•	distribution rights and related assets in Cincinnati, Dayton, Lima and Portsmouth, Ohio; and

•	the Cincinnati, Ohio manufacturing facility and related manufacturing assets.

The transactions completed during 2016 pursuant to the September 2015 APA, October 2015 APA, September 2016 Distribution APA, and September 2016 Manufacturing APA, are collectively referred to herein as “CCR 2016 Carve-out Transactions – Production and Distribution” or the “APAs.” The aggregate territory covered by the APAs is collectively referred to herein as the “Business.” Aggregate cash proceeds pursuant to the APAs approximated $268.3 million (subject to post-closing adjustments and future sub-bottling payments).

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

Description of the Business

The Company is the world’s largest beverage company, which owns or licenses and markets more than 500 nonalcoholic beverage brands, primarily sparkling beverages but also a variety of still beverages such as waters, enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, and energy and sports drinks. Finished beverage products bearing the Company’s trademarks are now sold in more than 200 countries. The Company makes its branded beverage products available to consumers throughout the world through its network of Company-owned or Company-controlled bottling and distribution operations as well as independent bottling partners, distributors, wholesalers and retailers-the world’s largest beverage distribution system.

CCR 2016 Carve-out Transactions – Production and Distribution produces, distributes, and markets bottled and canned beverages in Indiana, Ohio, Kentucky, Maryland, Virginia and West Virginia. It offers various beverages, including regular, zero, and low-calorie energy and sports drinks, waters, juices, fruit drinks, coffees, and teas.

Basis of Presentation

In these combined abbreviated financial statements, the terms “we,” “us” and “our” mean the Business. The accompanying combined statements of assets acquired and liabilities assumed and the related combined statements of net revenues and direct operating expenses of the Business are derived from KO’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These combined abbreviated financial statements are not intended to be a complete presentation and are not necessarily indicative of the financial position or results of operations that would have been achieved if the Business had operated as a separate, stand-alone entity as of or during any of the periods presented, nor are they indicative of the financial condition or results going forward due to the changes in the business and the omission of certain operating expenses, as described below. Certain centrally provided services, which are shared by KO’s business units, corporate functions, and other areas of KO are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X. As such, it is not possible to provide a meaningful allocation of certain business unit and corporate costs, interest or tax and only costs directly related to the revenue-generating activities of the Business are included in these combined abbreviated financial statements.

The combined statements of assets acquired and liabilities assumed includes only the specific assets and liabilities related to the Business that will be acquired by CCBCC in accordance with the APAs, which includes assets and liabilities exclusively related to or used in the Business. Items such as accounts receivable, deferred costs, accounts payable, and certain other assets and accrued liabilities are excluded from the transaction. Employees of the Business may participate in one or more defined benefit plans sponsored by the Company. CCBCC will not assume any portion of the benefit plans’ pension obligation, and no portion of plan assets or benefit obligation has been allocated to the Business. Cash acquired by CCBCC is limited to estimated amounts in vending machines upon divestiture by KO. The CTM liability (payables to other KO entities) will be assumed by CCBCC. Prepaid expenses represent balances specific to the Business that will be acquired by CCBCC. Fleet vehicles and vending equipment are often used to service multiple CCR distribution territories. Fleet vehicles and vending equipment, reported in the line item property, plant & equipment, net in our combined statements of assets acquired and liabilities assumed, represent assets identified by us that most closely relate to operations of the Business. Intangible assets represent franchise rights and customer relationships that will be acquired by CCBCC.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

The combined statements of net revenues and direct operating expenses includes the net revenues and direct operating expenses directly attributable to the generation of revenues to Company-owned or -controlled, as well as independent bottlers (e.g. marketing, manufacturing and selling of concentrates and/or beverage bases necessary for the production of finished beverages of the Business). Cost of goods sold is based on the standard costs of the actual products sold with directly related manufacturing variances as well as an allocation of labor and overhead using reasonable allocation methods. The cost of freight to deliver finished products from production facilities to distribution centers has been estimated using national freight rates. Local freight rates may differ from the estimated national freight rates. Marketing expenses included as deductions from revenue and in selling, general and administrative expenses are primarily comprised of campaigns directly related to brands of the Business for which the right to distribute those brands will be granted to CCBCC.

Compensation expense for the dedicated employees that may be transferred to CCBCC is included in selling, general and administrative expenses. Allocations of other selling, general and administrative expenses directly related to the Business, including net periodic benefit costs related to participation by employees of the Business in defined benefit plans sponsored by the Company, are based on reasonable allocation methods. The combined statements of net revenues and direct operating expenses exclude the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Future results of operations and financial position could differ materially from the historical amounts presented herein.

Statements of cash flows and statements of shareowners’ equity are not presented as CCBCC did not acquire all of the assets nor assume all of the liabilities of the Business and the preparation of such statements is not meaningful. All cash flow requirements of the Business were funded by KO, and cash management functions were not performed at the Business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as the Business did not maintain cash balances of that nature.

Recently Issued Accounting Guidance

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under ASU 2014-08, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. Additionally, ASU 2014-08 requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income and expenses of discontinued operations. ASU 2014-08 is effective for fiscal and interim periods beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not impact our combined abbreviated financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which will replace most existing revenue recognition guidance in U.S. GAAP and is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU 2014-09 allows for both retrospective and prospective methods of adoption and will be effective for the Business beginning January 1, 2019. The Business is currently evaluating the impact that the adoption of ASU 2014-09 will have on our combined abbreviated financial statements.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory”. ASU No. 2015-11 changes the measurement principle for inventory from the “lower of cost or market” to “lower of cost and net realizable value.” Net realizable value is defined as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.” ASU No. 2015-11 eliminates the guidance that entities consider replacement cost or net realizable value less an approximately normal profit margin in the subsequent measurement of inventory when cost is determined on a first-in, first-out or average cost basis. It is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2015-11 will not impact our combined abbreviated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize on the balance sheet a right-of-use asset, representing their right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. The standard requires the use of a modified retrospective transition approach, which includes a number of optional practical expedients that entities may elect to apply. ASU 2016-02 is effective for the Company beginning January 1, 2019 and we are currently evaluating the impact that ASU 2016-02 will have on our combined abbreviated financial statements.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the statements and accompanying notes. Actual results could differ from these estimates.

Revenue Recognition

Revenue included in the combined statements of net revenues and direct operating expenses include sales of our finished beverage products to retailers, distributors, wholesalers, and bottling partners. We recognize revenue when persuasive evidence of an arrangement exists, delivery of products has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured. For the Business, this generally means that we recognize revenue when title to our products is transferred to our customers. In particular, title usually transfers upon shipment to or receipt at our customers’ locations, as determined by the specific sales terms of the transactions. Our sales terms do not allow for a right of return except for matters related to any manufacturing defects on our part.

Deductions from Revenue

Our customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, volume based incentive programs and support for infrastructure programs. The costs associated with these incentives are reflected as deductions from revenue, a component of net revenues in our combined statements of net revenues and direct operating expenses. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance, and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

In some situations, the Business may determine it to be advantageous to make advanced payments to specific customers to fund certain marketing activities intended to generate profitable volume. The Business also makes advanced payments to certain customers for distribution rights. The advanced payments made to customers may be capitalized and reported in the line item prepaid expenses in our combined statements of assets acquired and liabilities assumed. The assets are amortized over the applicable periods and included in deductions from revenue. The duration of these agreements typically ranges up to 10 years.

Shipping and Handling Costs

Shipping and handling costs related to the movement of finished goods from manufacturing locations to our sales distribution centers are included in the line item cost of goods sold in our combined statements of net revenues and direct operating expenses. Shipping and handling costs incurred to move finished goods from our sales distribution centers to customer locations are included in the line item selling, general and administrative expenses in our combined statements net revenues and direct operating expenses. During the years ended December 31, 2015 and 2014, the Business recorded shipping and handling costs of $70,980 and $68,175, respectively, in the line item selling, general and administrative expenses. Our customers do not pay us separately for shipping and handling costs related to finished goods.

Inventories

Inventories consist primarily of raw materials, finished goods and spare parts used in our production facilities. Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Refer to Note 4.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges: buildings and improvements: 40 years or less; and machinery, equipment and vehicle fleet: 20 years or less. Land is not depreciated, and construction in progress is not depreciated until it is ready for its intended use. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term, including renewals that are deemed to be reasonably assured, or the estimated useful life of the improvement. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred.

Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present, we estimate the future cash flows expected to result from the use of the asset (or asset group) and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value. We use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use. Refer to Note 5.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

Intangible Assets

Intangible assets included in our accompanying combined statements of assets acquired and liabilities assumed relate to indefinite-lived franchise rights associated with the right to distribute Coca-Cola, Monster, and Dr. Pepper products, definite-lived franchise rights associated with the right to distribute other KO brands, and definite-lived customer relationships. The indefinite-lived franchise rights are not subject to amortization. The definite-lived franchise rights are amortized over their estimated useful lives of between seven and eight years, and customer relationships are amortized over their estimated useful lives of twenty years. Refer to Note 6.

We test intangible assets determined to have indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that assets might be impaired. We perform these annual impairment reviews as of the first day of our third fiscal quarter. We use a variety of methodologies in conducting impairment assessments of indefinite-lived intangible assets, including, but not limited to, discounted cash flow models, which are based on the assumptions we believe hypothetical marketplace participants would use. For indefinite-lived intangible assets, if the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess.

There were no impairment charges recognized for the years ended December 31, 2015 and December 31, 2014.

Contingencies

The Business is involved in various legal proceedings and tax matters. Due to their nature, such legal proceedings and tax matters involve inherent uncertainties including, but not limited to, court rulings, negotiations between affected parties and governmental actions. Management assesses the probability of loss for such contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate. Contingent liabilities will be retained by the Company and have been excluded from the combined abbreviated financial statements.

NOTE 3: ACQUISITIONS

Monster Beverage Corporation (2015)

On August 14, 2014, the Company and Monster entered into definitive agreements for a long-term strategic relationship in the global energy drink category. The transaction contemplated under these agreements (“Monster Transaction”) closed on June 12, 2015. As a result of the Monster Transaction, (1) the Company purchased newly issued shares of Monster common stock representing approximately 17 percent of the outstanding shares of Monster common stock (after giving effect to the new issuance); (2) the Company sold its global energy drink business (including NOS, Full Throttle, Burn, Mother, Play and Power Play, and Relentless) to Monster, and the Company acquired Monster’s non-energy drink business (including Hansen’s Natural Sodas, Peace Tea, Hubert’s Lemonade and Hansen’s Juice Products); and (3) the parties amended their distribution coordination agreements to expand distribution of Monster products into additional territories pursuant to long-term agreements with the Company’s existing network of Company-owned or -controlled bottling operations and distribution partners. The Coca-Cola system also became Monster’s preferred global distribution partner. The consideration transferred comprised $2,150 million of cash and the fair value of the Company’s global energy drink business of $2,046 million, which was determined using discounted cash flow analyses, resulting in total consideration transferred of $4,196 million.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

As a result of the Monster Transaction, the North America Coca-Cola system obtained the right to distribute Monster products in territories for which it was not previously the authorized distributor (“expanded territories”). Among others, the expanded territories include Indiana, Ohio, Kentucky, Maryland, Virginia and West Virginia, and the right to distribute Monster products in certain of these territories was included in the sale of the Business to CCBCC in 2016. The portion of fair value of intangible assets attributable to the Business was $59.4 million.

These distribution rights are governed by an agreement with an initial term of twenty years, after which it will continue to remain in effect unless otherwise terminated by either party and there are no future costs of renewal. As such, these rights were determined to be indefinite-lived intangible assets, and are classified in the line item bottlers’ franchise rights with indefinite lives in Note 6.

Louisa (2015)

On June 12, 2015, the Company acquired the assets of the Louisa Coca-Cola Bottling Company, Inc. (“Louisa” or the “Louisa Transaction”), for approximately $10.1 million after consideration of working capital adjustments. The acquisition was accounted for as a business combination. Louisa is a small, non-producing bottler located in Northeastern Kentucky and Western West Virginia.

As a result of the Louisa Transaction, the Company recorded indefinite-lived bottlers’ franchise rights of $7.6 million, customer relationships in the amount of $0.2 million and definite-lived bottlers’ franchise rights of $0.6 million attributable to the Business. Customer relationships and definite-lived bottler’s franchise rights are amortized over twenty years and seven years, respectively.

Arbor Mid-Atlantic Bottling Company (2014)

On January 31, 2014, the Company acquired 100% of the shares of Arbor Mid-Atlantic Bottling Company (“Arbor” or the “Arbor Transaction”) for approximately $18 million. Arbor is composed of two non-producing independent Coca-Cola franchise bottlers, Sanford Coca-Cola Bottling Company (“Sanford”) located in Sanford, North Carolina and Northern Neck Coca-Cola Bottling, Inc. (“Northern Neck”), located in Montross, Virginia under one ownership group, Arbor Investments. Only Northern Neck is included in the Business divested in 2016 to CCBCC.

As a result of the Arbor Transaction, the Company recorded indefinite-lived bottlers’ franchise rights of $4.7 million, definite-lived bottlers’ franchise rights of $0.3 million, and customer relationships of $0.1 million attributable to the Business. Customer relationships and definite-lived bottler’s franchise rights are amortized over twenty years and seven years, respectively.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

NOTE 4: INVENTORIES

Inventories consist primarily of raw materials (which include concentrates, ingredients and supplies), finished goods (which include finished beverages inclusive of costs to produce such as materials, direct labor, inbound freight, and related manufacturing overhead) and spare production parts. Inventories are valued at the lower of cost or market. We determine cost on the basis of the average cost or first-in, first-out methods. Inventories consisted of the following:

December 31,	2015	2014
Raw materials	$13,658	$13,760
Finished goods	29,089	24,086
Spare production parts	5,769	6,188
Vending and other spare parts	2,957	1,729

TOTAL INVENTORIES	$51,473	$45,763

NOTE 5: PROPERTY, PLANT AND EQUIPMENT

The following table summarizes our property, plant and equipment:

December 31,	2015	2014
Land	$21,327	$21,295
Buildings and improvements	138,444	139,315
Machinery, equipment and vehicle fleet	383,560	377,481

Total	543,331	538,091
Less accumulated depreciation	(282,908)	(276,650)

Total net book value	260,423	261,441
Construction in progress	512	6,194

PROPERTY, PLANT AND EQUIPMENT, NET	$260,935	$267,635

Total depreciation expense for property, plant & equipment was $32,075 and $32,289 in 2015 and 2014, respectively.

NOTE 6: INTANGIBLE ASSETS

Indefinite-Lived Intangible Assets

The carrying value of indefinite-lived bottlers’ franchise rights was $417,599 and $350,657 as of December 31, 2015 and December 31, 2014, respectively. The increase was due to the acquisition of the Company’s rights to distribute Monster products in expanded territories as a result of the Monster Transaction and the acquisition of the Company’s rights to distribute Coca-Cola products in expanded territories as a result of the Louisa Transaction. Indefinite-lived intangible assets recorded in connection with the Monster Transaction and Louisa Transaction were in the amounts of $59,373 and $7,569, respectively. Refer to Note 2 for additional information.

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

Definite-Lived Intangible Assets

The following table summarizes information related to definite-lived intangible assets:

	December 31, 2015			December 31, 2014
	Gross carrying amount	Accumulated amortization	Net	Gross carrying amount	Accumulated amortization	Net
Bottlers’ franchise rights	$24,384	18,308	6,076	23,806	14,938	$8,868
Customer relationships	24,008	6,250	17,758	23,858	5,054	18,804

TOTAL DEFINITE -LIVED INTANGIBLE ASSETS	$48,392	24,558	23,834	47,664	19,992	$27,672

In 2015, the Business recorded Bottlers’ franchise rights in the amount of $578 and customer relationships in the amount of $150 in connection with the Louisa Transaction. Refer to Note 2 for additional information.

Total amortization expense for intangible assets subject to amortization was $4,566 and $4,524 in 2015 and 2014, respectively.

Based on the carrying value of definite-lived intangible assets as of December 31, 2015, the estimated amortization expense of the Business for the next five years will be as follows:

Year Ended December 31,
2016	$4,528
2017	3,704
2018	1,222
2019	1,197
2020	1,197

NOTE 7: CURRENT LIABILITIES

December 31,	2015	2014
CTM liability	$38,858	$39,533
Accrued expenses	1,378	1,987
Deposit liabilities	3,703	1,719

CURRENT LIABILITIES	$43,939	$43,239

The CTM liability represents amounts owed to the Company by CCR in connection with cooperative trade marketing programs administered by the Company. Under the programs, the Company incurs costs in connection with customer

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

marketing programs which are reimbursed by CCR. In connection with the divestiture of the Business, the Company has allocated the portion of total CCR costs attributable to the Business. Amounts are settled annually as of December 31 for the prior twelve months of CTM charges from the Company.

NOTE 8: COMMITMENTS AND CONTINGENCIES

The Business rents vehicles, forklifts and other equipment on an as-needed basis in the normal course of business. The rentals are short term in nature with rental periods of typically less than one month. The Business also leases certain real estate assets. The following table summarizes our minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year as of December 31, 2015:

Year Ended December 31,
2016	$2,406
2017	2,401
2018	2,099
2019	1,940
2020	1,940
Thereafter	7,907

Total minimum operating lease payments	$18,693

Total rent expense under noncancelable operating leases with initial lease terms in excess of one year was $3,378 and $3,730 in 2015 and 2014, respectively.

NOTE 9: SIGNIFICANT CUSTOMERS

The significant customers representing 10% or more of unit case sales volume and their respective unit case volume as a percentage of the Business’s total unit case sales volume are presented below for the twelve months ended December 31, 2015 and 2014:

December 31,	2015	2014
Wal-Mart Stores, Inc.	12.7%	13.3%

The Kroger Co.	10.0%	10.1%

CCR 2016 Carve-out Transactions – Production and Distribution

(A BUSINESS OF THE COCA-COLA COMPANY)

NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

(In thousands, unless otherwise stated)

NOTE 10: RELATED PARTY TRANSACTIONS

The Business engages in certain related party transactions in the normal course of business. The following tables summarize our related party transactions:

Purchases and other payments

December 31,	2015	2014
Purchases of concentrate, syrup, sweetener and other supplies from the Company	$312,834	$306,573
Other purchases and payments	5,903	4,911

TOTAL PURCHASES AND OTHER PAYMENTS	$318,737	$311,484

Sales and other fee reimbursements

December 31,	2015	2014
Sales of finished products to CCBCC	$61,771	$3,233
Reimbursements from the Company for customer marketing programs	18,023	16,134
Reimbursements from the Company for equipment services	7,810	7,520
Other sales and fee reimbursements	6,543	10,148

TOTAL SALES AND OTHER FEE REIMBURSEMENTS	$94,147	$37,035

NOTE 11: SUBSEQUENT EVENTS

Subsequent events have been evaluated through January 5, 2017, the date the combined abbreviated financial statements were issued. There are no subsequent events which have not been disclosed in these combined abbreviated financial statements.